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                                                                     Exhibit 1.1

                            CENTERPOINT ENERGY, INC.

                                       and

                         BANC OF AMERICA SECURITIES LLC

                            Dealer Manager Agreement

                             dated as of      , 2005

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                            Dealer Manager Agreement

BANC OF AMERICA SECURITIES LLC
9 West 57th Street
New York, New York 10019

Ladies and Gentlemen:

      1. The Exchange Offer. CenterPoint Energy, Inc., a Texas corporation (the "Company") proposes to offer to exchange up to $575,000,000 aggregate principal amount of its new 3.75% Convertible Senior Notes, Series B due 2023 (the "Exchange Securities") for an equal principal amount of its outstanding 3.75% Convertible Senior Notes due 2023 (the "Existing Securities"). The exchange offer described above (the "Exchange Offer") will be made on the terms and subject to the conditions set forth in the Preliminary Prospectus (as defined below) and related Letters of Transmittal, attached as Schedules A and B hereto. The Exchange Securities will be issued pursuant to an Indenture, dated as of May 19, 2003, between the Company and JPMorgan Chase Bank, National Association, as trustee (the "Trustee"), as heretofore supplemented (the "Base Indenture") and as further supplemented by a Supplemental Indenture No. 6 to the Indenture, to be entered into on the completion of the Exchange Offer (the "Supplemental Indenture", and together with the Base Indenture, the "Indenture").

      2. Engagement as Dealer Manager. The Company hereby engages and appoints you as the exclusive dealer manager (the "Dealer Manager") for the Exchange Offer and authorizes you to act as such in connection with the Exchange Offer. As Dealer Manager you agree, in accordance with your customary practice, to perform in connection with the Exchange Offer those services as are customarily performed by investment banking concerns in connection with similar offers, including, without limitation, using all reasonable best efforts to solicit the tender of Existing Securities pursuant to and in accordance with the terms and conditions of the Exchange Offer. You shall act as an independent contractor in connection with the Exchange Offer with duties solely to the Company and nothing herein contained shall constitute you as an agent of the Company in connection with the solicitation of such Existing Securities pursuant to and in accordance with the terms and conditions of the Exchange Offer; provided, however, that the Company hereby authorizes and designates the Dealer Manager, and/or one or more registered brokers or dealers chosen by the Dealer Manager, to act as the Company's agent in making the Exchange Offer to residents of any jurisdiction in which such agent designation may be necessary to comply with applicable law. Nothing in this Agreement shall constitute the Dealer Manager a partner or joint venturer with the Company or any of its subsidiaries. On the basis of the representations and warranties and agreements of the Company contained herein and subject to and in accordance with the terms and conditions hereof and of the Exchange Offer, the Dealer Manager hereby agrees to act in such capacity.

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      3. Registration Statement, Prospectus and Offering Materials. (a) The
Company has prepared and filed with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (collectively, the "Securities Act"), a registration statement on Form S-4 (Reg. No. 333-123182),
including the preliminary prospectus dated      , 2005, (the "Preliminary
Prospectus"), covering the registration of the Exchange Securities, the shares of common stock, par value $0.01 per share, of the Company (the "Common Stock") and associated preferred stock purchase rights issuable upon conversion of the Exchange Securities (the "Conversion Shares"). The term "Registration Statement," as used in this Agreement, shall mean such registration statement, including the exhibits thereto and any documents incorporated by reference therein, in the form in which it became effective and, in the event of any amendment or supplement thereto or the filing of any abbreviated registration statement pursuant to Rule 462(b) of the Securities Act relating thereto after the effective date of such registration statement, shall also mean (from and after the effectiveness of such abbreviated registration statement) such registration statement as so amended or supplemented, together with any such abbreviated registration statement. The final prospectus included in the Registration Statement (including any documents incorporated in the Prospectus by reference) is herein called the "Prospectus." The terms "supplement" and "amendment" or "supplemented" and "amended" as used herein with respect to the Prospectus shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Prospectus and prior to the termination of the Exchange Offer by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the "Exchange Act").

      (b) The Company has prepared and filed, or agrees that prior to or on the date of commencement of the Exchange Offer (the "Commencement Date") it will file, with the Commission under the Exchange Act a Tender Offer Statement on Schedule TO with respect to the Exchange Offer, including the required exhibits thereto and any documents incorporated by reference therein. The term "Schedule TO" as used in this Agreement shall mean such Tender Offer Statement on Schedule TO, including any amendment or supplement thereto.

      (c) The Registration Statement, the Prospectus, Schedule TO, the related letters from the Dealer Manager to securities brokers, dealers, commercial banks, trust companies and other nominees approved by the Company, letters for use by brokers to clients holding Existing Securities approved by the Company, letters to beneficial owners of Existing Securities approved by the Company, letters of transmittal, notices of guaranteed delivery and any newspaper announcements, press releases and other offering materials and information the Company may use or disseminate in connection with the Exchange Offer are herein collectively referred to as the "Exchange Offer Materials."

      4. Use of Exchange Offer Materials. (a) The Exchange Offer Materials have been or will be prepared and approved by, and are the sole responsibility of, the Company. The Company shall, to the extent permitted by law, use its reasonable best efforts to disseminate the Exchange Offer Materials to each registered holder of any Existing Securities, on or as soon as practicable after the Commencement Date, pursuant to Rule 13e-4 so as to fulfill all requirements thereof as to the commencement of the Exchange Offer not later than the date hereof, under the Exchange Act and comply in all material respects with its obligations

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thereunder. Thereafter, to the extent practicable until the date three days prior to the expiration date of the Exchange Offer, the Company shall use its reasonable best efforts to cause copies of such Exchange Offer Materials and a return envelope to be mailed to each person who becomes a holder of record of any Existing Securities prior to such date. The Company acknowledges and agrees that you may use the Exchange Offer Materials as specified herein without assuming any responsibility for independent verification on your part and the Company represents and warrants to you that you may rely on the accuracy and completeness of all of the Exchange Offer Materials and any other information delivered to you by or on behalf of the Company without assuming any responsibility for independent verification of such information or without performing or receiving any appraisal or evaluation of the assets or liabilities of the Company. The Dealer Manager agrees that it will not disseminate any written materials for or in connection with the solicitation of holders of Existing Securities other than the Exchange Offer Materials.

      (b) The Company agrees to provide you with as many copies as you may reasonably request of the Exchange Offer Materials. The Company agrees that within a reasonable time prior to using or filing with any federal, state or other governmental or regulatory agency or instrumentality (an "Other Agency") of any Exchange Offer Materials, it will submit copies of such materials to you and your counsel and will give reasonable consideration to you and your counsel's comments, if any, thereon. The Company agrees that prior to the termination of the Exchange Offer, before amending or supplementing the Registration Statement, or the Prospectus, it will furnish copies of drafts to, and consult with, the Dealer Manager and its counsel within a reasonable time in advance of filing with the Commission of any amendment or supplement to the Registration Statement, the Prospectus or the other Exchange Offer Materials.

      (c) The Company has furnished or shall use its reasonable best efforts to furnish to you, or cause the Trustee to furnish to you, as soon as practicable after the date hereof (to the extent not previously furnished), cards or lists in reasonable quantities or copies thereof showing the names of persons who were the holders of record of the Existing Securities as of a recent date, together with their addresses and the number of Existing Securities held by them. The Company has furnished or shall use its reasonable best efforts to furnish to you, or cause the Information Agent (as defined below) to furnish to you, as soon as practicable after the date hereof (to the extent not previously furnished), cards or lists in reasonable quantities or copies thereof showing the names of persons who were the beneficial owners of the Existing Securities as of a recent date, together with their addresses and the number of Existing Securities held by them. Additionally, the Company shall update, or cause the Trustee or Information Agent, as applicable, to update, such information from time to time during the term of this Agreement as may be reasonably requested by you. You agree to use such information only in connection with the Exchange Offer and not to furnish such information to any other person except in connection with the Exchange Offer, unless, based on the advice of your counsel, disclosure is required by law, regulation, supervisory authority or other applicable judicial or governmental order, in which case you will, to the extent practicable, (1) promptly notify the Company in writing of such request or demand and the information requested or demanded; (2) cooperate with the Company in contesting, at the Company's expense, such demand or request; and (3) use reasonable best efforts to obtain, at the Company's expense, protective orders or similar restraints with respect to such information.

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      (d) The Company authorizes the Dealer Manager to use the Exchange Offer
Materials in connection with the Exchange Offer and for such period of time as any such materials are required by law to be delivered in connection therewith. The Dealer Manager shall not have any obligation to cause any Exchange Offer Materials to be transmitted generally to the holders of Existing Securities.

      (e) The Company authorizes the Dealer Manager to communicate with any information agent (the "Information Agent") or exchange agent (the "Exchange Agent") appointed by the Company to act in such capacity in connection with the Exchange Offer. The Company will arrange for the Exchange Agent to advise you as to such matters relating to the Exchange Offer as you may reasonably request.

      (f) The Company agrees that any reference to the Dealer Manager in any Exchange Offer Materials or in any newspaper announcement or press release or other document or communication is subject to the Dealer Manager's prior consent, which consent shall not be unreasonably withheld.

      5. Withdrawal. In the event that the Company (i) uses or permits the use of, or files with the Commission or any Other Agency, any amendment or supplement to the Registration Statement and any such document (a) has not been previously submitted to you for your and your counsel's comments or (b) has been so submitted, and you or your counsel have made reasonable comments which have not been reflected in a manner reasonably satisfactory to you or your counsel; or (ii) shall have breached, in any material respect, any of its representations, warranties, agreements or covenants herein; or (iii) amends or revises the Exchange Offer in a manner not reasonably acceptable to you and, in the reasonable judgment of the Dealer Manager, any such event compromises its position and ability to perform its role as Dealer Manager or its ability to comply with the Securities Act or the Exchange Act; then you shall be entitled upon written notice to the Company to withdraw as Dealer Manager in connection with the Exchange Offer without any liability or penalty to you or any other indemnified person (as defined in Section 11 below) and without loss of any right to indemnification or contribution provided in Section 11 or to the payment of all expenses payable pursuant to Sections 6 and 7 below which have accrued through the date of such withdrawal.

      6. Fees and Expenses of the Dealer Manager. The Company agrees to pay the Dealer Manager, as compensation for its services hereunder, a fee equal to $0.7826 per $1,000 principal amount of Exchange Securities accepted by the Company pursuant to the Exchange Offer; provided, however, that any Exchange Securities tendered by the Dealer Manager from its own accounts shall not be included in calculating the fee to be paid to the Dealer Manager. The foregoing fee shall be paid promptly after the acceptance of Exchange Securities in immediately available funds to such account as the Dealer Manager may specify by notice to the Company. The Company agrees to reimburse the reasonable out-of-pocket expenses of the Dealer Manager incurred in connection with the Exchange Offer (including, without limitation, the reasonable out-of-pocket legal fees and expenses of the Dealer Manager's counsel in connection with the Exchange Offer). At the Closing Date, the Dealer Manager shall provide the Company a certificate setting forth the aggregate principal amount of Exchange Securities, if any, tendered by the Dealer Manager from its own accounts.

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      7. Other Expenses and Reimbursement of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the preparation, issuance, execution and delivery of the Exchange Securities, (ii) all advertising expenses related to the Exchange Offer and all fees and expenses incurred in marketing the Exchange Offer, including but not limited to road show presentations, if any, (iii) all fees and expenses of the Information Agent, the Exchange Agent and the Trustee, (iv) all fees and expenses of the Company's independent public or certified public accountants and other advisors, (v) all fees, costs and expenses incurred in connection with the registration or qualification of the Exchange Securities under the laws of such jurisdictions as the Dealer Manager may reasonably designate (including, without limitation, reasonable fees and reasonable disbursements of counsel for the Dealer Manager),
(vi) all costs and expenses incurred in connection with the preparation, printing and filing under the Securities Act of the Registration Statement, the Prospectus (including financial statements, exhibits and amendments and supplements thereto), and, under the Exchange Act, of the Schedule TO, (vii) all costs and expenses incurred in connection with the printing (including word processing and duplication costs), shipping, distribution and delivery of all Exchange Offer Materials, and (viii) all customary mailing and handling expenses incurred by dealers and brokers (including yourself), commercial banks, trust companies and nominees in forwarding the Exchange Offer Materials to their customers.

      8. Representations, Warranties and Certain Agreements of the Company. The Company represents and warrants to you, and agrees with you, that as of the Commencement Date and as of the date when the Exchange Offer is consummated (the "Closing Date"):

      (a) The Registration Statement has been filed with the Commission and has been declared effective by the Commission. Such amendments to such Registration Statement and Prospectus and such abbreviated registration statements pursuant to Rule 462(b) of the Securities Act as may have been required by applicable law prior to the date hereof have been similarly prepared and filed with the Commission; and the Company will file such additional amendments to such Registration Statement and Prospectus and such abbreviated registration statements as may hereafter be required by applicable law. Copies of such Registration Statement and Prospectus, including all amendments thereto and all documents incorporated by reference therein, and of any abbreviated registration statement pursuant to Rule 462(b) of the Securities Act have been or will be, delivered or made available to you and your counsel. No stop order refusing or suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Prospectus is in effect, and no proceedings for such purpose have been instituted or are pending before or, to the Company's knowledge, are threatened, by the Commission.

      (b) The Schedule TO has been filed with the Commission; such amendments to such Schedule TO as may have been required by applicable law prior to the date hereof have been similarly prepared and filed with the Commission; and the Company will file such additional amendments to such Schedule TO as may hereafter be required by applicable law. Copies of such Schedule TO, including all amendments thereto and all documents incorporated by reference therein have been or, if filed after the Commencement Date, will be, delivered or made available to you and your counsel.

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      (c) (i) The Exchange Offer Materials, including the Registration
Statement, the Prospectus and the Schedule TO, comply and will continue to comply, in all material respects, with the Securities Act, the Exchange Act and the Trust Indenture Act of 1939, as amended, and the applicable rules and regulations of the Commission thereunder (the "Trust Indenture Act"); (ii) the Registration Statement, when it became effective, did not contain and as amended or supplemented thereafter, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and (iii) none of the Prospectus or other Exchange Offer Materials contains, and, as amended or supplemented, if applicable, will contain, any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the representations and warranties set forth in this paragraph 8(c) do not apply to statements or omissions in the Exchange Offer Materials, including the Registration Statement or the Prospectus, or, in each case, any amendment or supplement thereto, based upon information relating to the Dealer Manager furnished to the Company in writing by the Dealer Manager expressly for use therein as set forth in Section 11(b) herein.

      (d) The documents incorporated by reference in the Registration Statement or the Prospectus, at the time they were or hereafter are filed with the Commission, conformed and will conform in all material respects to the requirements of the Exchange Act, and, when read together with the other information in the Registration Statement or the Prospectus, as the case may be, at the time the Registration Statement became effective and at the Commencement Date and the Closing Date, as the case may be, none of such documents included or will include any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary in order to make the fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      (e) The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the distribution of the Exchange Securities in exchange for the Existing Securities pursuant to the Exchange Offer, any offering material in connection with the Exchange Offer other than the Exchange Offer Materials.

      (f) The Company has been duly incorporated and is validly existing in good standing under the laws of the State of Texas, with corporate power and authority to own its properties and conduct its business as described in the Prospectus.

      (g) Each subsidiary of the Company has been duly formed and is validly existing in good standing under the laws of the jurisdiction of its formation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and each subsidiary of the Company is duly qualified to do business as a foreign corporation, limited partnership or limited liability company in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; all of the issued and outstanding ownership interests of each subsidiary of the Company have been duly authorized and validly issued in accordance with the organizational documents of such subsidiary; and the ownership interests of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

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      (h) The Company's authorized equity capitalization is as set forth in the
Prospectus and the capital stock of the Company conforms to the description thereof contained in the Prospectus; the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable; the shares of Common Stock initially issuable upon conversion of the Exchange Securities have been duly authorized and reserved for issuance and, when delivered upon conversion of the Exchange Securities against payment of the conversion price and in accordance with the terms of the Indenture, will be validly issued, fully paid and nonassessable; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights under the Amended and Restated Articles of Incorporation or the Amended and Restated Bylaws of the Company, each as amended to date, or the Texas Business Corporation Act, as amended to date, to subscribe for the Exchange Securities or the shares of Common Stock issuable upon conversion thereof; and, except (i) as set forth in the Prospectus and (ii) for options, restricted stock and performance shares granted pursuant to the CenterPoint Energy, Inc. Long-Term Incentive Plan and the CenterPoint Energy, Inc. Stock Plan for Outside Directors, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company, which were granted by the Company, are outstanding.

      (i) The Company has all corporate power to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

      (j) The Exchange Securities and the Indenture have been duly authorized by the Company; the Base Indenture has been duly executed and delivered by the Company and, when the Supplemental Indenture has been duly executed and delivered by the Company in accordance with its terms and assuming the valid execution and delivery thereof by the Trustee, the Indenture will constitute, and, in the case of the Exchange Securities, when executed and delivered by the Company pursuant to the terms hereof, and duly authenticated and delivered by the Trustee as provided in the Indenture, the Exchange Securities will, on the Closing Date, constitute, valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); the Exchange Securities when executed and delivered by the Company, and duly authenticated and delivered by the Trustee, will be entitled to the benefits of the Indenture and will be convertible into Common Stock in accordance with their terms and the terms of the Indenture; the Indenture has been qualified under the Trust Indenture Act. The Exchange Securities and the Common Stock will conform to the descriptions thereof in the Prospectus.

      (k) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Exchange Securities and the Indenture (collectively, the "Transaction Documents"), and the consummation by the Company of the Exchange Offer and the transactions herein contemplated (a) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any subsidiary is a party or by which the Company or any subsidiary is bound or to

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which any of the property or assets of the Company or any subsidiary is subject, which conflict, breach, violation, or default would individually, or in the aggregate, have a material adverse effect on the financial condition, business or results of operations of the Company and its subsidiaries taken as a whole ("Material Adverse Effect") and (b) will not result in any violation of the provisions of the Certificate of Incorporation or By-laws or other organizational documents of the Company, the charter, by-laws or other organizational documents of any subsidiary of the Company or any existing statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company's or any of its or its subsidiaries' properties; and no consent, approval, authorization or order of, or filing or registration with any such court or governmental agency or body under any such statute, judgment, order, decree, rule or regulation is required for the execution, delivery and performance by the Company of each Transaction Document to which it is a party, the authentication and delivery of the Exchange Securities and the issuance of the Common Stock issuable upon conversion thereof, and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, filings, registrations or qualifications (A) which shall have been obtained or made prior to the Closing Date, including without limitation the order dated
June 30, 2003 of the Commission under the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"), (B) as may be required to be obtained or made under applicable state securities laws or "blue sky" laws and (C) as may be required under the Securities Act, the Exchange Act and the Trust Indenture Act.

      (l) The Company and its subsidiaries possess certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

      (m) The Company is not, and after giving effect to the consummation of the Exchange Offer, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

      (n) Except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which has a reasonable possibility of leading to such a claim.

      (o) Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would

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individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture or this Agreement, or which are otherwise material in the context of the consummation of the Exchange Offer or the consummation of any of the transactions contemplated hereby or thereby; and no such actions, suits or proceedings are threatened or, to the Company's knowledge, contemplated.

      (p) The financial statements included in or incorporated by reference in the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Prospectus, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis.

      (q) Since the date of the latest audited financial statements included in or incorporated by reference in the Prospectus and except as disclosed in the Prospectus there has been no material adverse change in the business, financial condition, prospects or results of operations of the Company and its subsidiaries taken as a whole, and there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its membership interests (other than regular quarterly dividends on the Common Stock and other dividends described in the Prospectus).

      (r) All written communications, in addition to the Schedule TO, made during the period from the first public announcement and to the earlier of either the expiration date or the Closing Date of the Exchange Offer have been or will be filed with the Commission in accordance with the Exchange Act and the Commission's rules and regulations including Rule 13e-4 under the Exchange Act.

      9. Conditions to Dealer Manager's Obligations. The obligations of the Dealer Manager hereunder are subject, as of the Commencement Date and the Closing Date, to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

      (a) For the period from and after the date of this Agreement and prior to the Closing Date:

            (i) the Company shall have filed the Registration Statement with the Commission and the Registration Statement shall have become effective;

            (ii) no stop order refusing or suspending the effectiveness of the Registration Statement or any post-effective amendment shall have been issued or be in effect and no proceedings for such purpose shall have been instituted or, to the Company's knowledge, threatened by the Commission and any request for additional material information shall have been complied with to the reasonable satisfaction of the Dealer Manager's counsel; and

            (iii) there shall not have occurred (a) any change in the business, financial condition, prospects or results of operations of the Company and its subsidiaries taken as one enterprise which, in the reasonable judgment of the Dealer Manager, is material and

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      adverse and makes it impractical to proceed with completion of the
      Exchange Offer on the terms set forth herein; (b) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has newly placed under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (c) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or on the over-the-counter market or any suspension of trading of any securities of CenterPoint Energy, Inc. on any exchange or in the over-the-counter market; (d) any general moratorium on commercial banking activities declared by U.S. Federal or New York State authorities;
      (e) any major disruption of settlements of securities or clearance services in the United States or (f) any act of terrorism in the United States, any attack on, outbreak or escalation of hostilities involving the United States, any declaration of war by Congress or any other national or international calamity or crisis if, in the judgment of the Dealer Manager, the effect of any such attack, outbreak, escalation, act, declaration, calamity or crisis on the financial markets makes it impractical to proceed with the consummation of the Exchange Offer on the terms set forth herein.

      (b) On each of the Commencement Date and the Closing Date, you shall have received a written certificate, dated such date and executed by the President or any Vice-President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Commencement Date or the Closing Date, as the case may be, and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in the business, financial condition, prospects or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate.

      (c) On the Commencement Date and the Closing Date, the Dealer Manager shall have received the opinion of Scott Rozzell, Executive Vice President and General Counsel of the Company, or Rufus S. Scott, Esq., Vice President and Deputy General Counsel of the Company, to the effect that:

            (i) The Company has been duly incorporated and is validly existing in good standing under the laws of the State of Texas and has corporate power and authority to own its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Indenture and to consummate the Exchange Offer;

            (ii) Each Significant Subsidiary (as defined in Regulation S-X of the Commission, "Significant Subsidiary") of the Company has been duly formed and is validly existing in good standing under the laws of the jurisdiction of its formation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and each Significant Subsidiary of the Company is duly qualified to do business as a foreign corporation, limited partnership or limited liability company in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; all of the issued and outstanding ownership interests of each Significant Subsidiary of the Company have been duly authorized and validly issued in accordance with the organizational documents of such Significant Subsidiary; and the ownership interests of each subsidiary owned by the Company, directly or through subsidiaries is owned free from liens, encumbrances and defects;

            (iii) The Company's authorized equity capitalization is as set forth in the Prospectus and the capital stock of the Company conforms, as to legal matters, in all material respects to the description thereof contained in the Prospectus; the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable; the shares of Common Stock initially issuable upon conversion of the Exchange Securities have been duly authorized and reserved for issuance and, when delivered upon conversion of the Exchange Securities in accordance with the terms of the Indenture, will be validly issued, fully paid and nonassessable; the holders of the outstanding shares of capital stock of the Company are not entitled to any preemptive or other rights under the Amended and Restated Articles of Incorporation or the Amended and Restated Bylaws of the Company, each as amended to date, or the Texas Business Corporation Act, as amended to date, to subscribe for the Exchange Securities or the shares of Common Stock issuable upon conversion thereof; and, except (i) as set forth in the Prospectus and (ii) for options, restricted stock and performance shares granted pursuant to the CenterPoint Energy, Inc. Long-Term Incentive Plan and the CenterPoint Energy, Inc. Stock Plan for Outside Directors, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company, which were granted by the Company, are outstanding;

            (iv) No consent, approval, authorization or other order of, or registration with, any governmental regulatory body (other than (a) such as may be required under applicable state securities laws, as to which such counsel need not express an opinion, (b) such as may be required pursuant to the Securities Act, the Exchange Act and the Trust Indenture Act and (c) the order of the Commission under the 1935 Act, which has been obtained and is in full force and effect) is required for the Exchange Offer or for the issuance of the Common Stock upon conversion of the Notes or for the consummation by the Company of the transactions contemplated by this Agreement and the Indenture;

            (v) To such counsel's knowledge and other than as set forth or contemplated in the Prospectus, there are no legal or governmental proceedings pending or threatened to which the Company is subject, which, individually or in the aggregate, have a reasonable possibility of having a Material Adverse Effect;

            (vi) The execution, delivery and performance by the Company of this Agreement and the Indenture, the exchange of the Exchange Securities for the Existing Securities in the Exchange Offer and the issuance of the Common Stock upon conversion of the Exchange Securities, will not result in the breach or violation of, or constitute a default under, (a) the Amended and Restated Articles of Incorporation, the Amended and Restated Bylaws of the Company, each as amended to date or other organizational documents of the Company, each as amended to date,
      (b) any indenture, mortgage, deed of trust or other agreement or instrument for borrowed money to which the Company is a party or by which it is bound or to which its property is subject or (c) any law, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or its property, including without limitation, the 1935 Act, in any manner which, in the case of clause (b), individually or in the aggregate, would have a Material Adverse Effect; and

            (vii) The description of statutes and regulations set forth in Part I of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 under the captions "Business -- Regulation" and "Business -- Environmental Matters", and those described elsewhere in the Prospectus, fairly describe in all material respects the portions of the statutes and regulations addressed thereby.

      (d) On the Commencement Date (except with respect to paragraphs i, ii, iii, iv) and the Closing Date, the Dealer Manager shall have received the opinion of Baker Botts LLP, counsel for the Company, dated as of such date, to the effect that:

            (i) The statements set forth in the Prospectus under the captions "Description of the New Notes" and "Description of Capital Stock" accurately summarize in all material respects the terms of the Exchange Securities and the Common Stock issuable upon conversion thereof;

            (ii) The Exchange Securities conform and the Common Stock issuable upon conversion thereof shall conform, as to legal matters, in all material respects to the descriptions thereof contained in the Prospectus, including, without limitation, the description under the caption "Description of the New Notes" and "Description of Capital Stock";

            (iii) The Indenture has been duly qualified under the Trust Indenture Act; the execution and delivery of the Indenture have been duly and validly authorized by all necessary corporate action on the part of the Company; the Indenture has been duly and validly executed and delivered by the Company; the Indenture constitutes a valid and binding instrument enforceable against the Company in accordance with its terms,
      (a) except as such enforceability is subject to the effect of (I) any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other law relating to or affecting creditors' rights generally, (II) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and
      (III) implied covenants of good faith and fair dealing and (b) except that such counsel shall express no opinion as to the enforceability of any provision of the Indenture requiring the payment of liquidated damages;

            (iv) The Exchange Securities have been duly and validly authorized by all necessary corporate action on the part of the Company, and the Exchange Securities in definitive form, bearing the facsimile signature of the President or a Vice President, and a facsimile of the seal of the Company thereon attested by the facsimile signature of the Secretary or an Assistant Secretary (assuming that the form of authentication certificate thereon has been signed by an authorized officer of JPMorgan Chase Bank, National Association, as Trustee, which fact we have not been asked to verify by an inspection of the Exchange Securities), when duly executed, issued and authenticated in accordance with the terms of the Indenture and exchanged for the Existing Securities, will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms and will be entitled to the benefits afforded by the Indenture, except as such enforceability and entitlement are subject to the effect of (I) any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other law relating to or affecting creditors' rights generally, (II) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and
      (III) any implied covenants of good faith and fair dealings;

            (v) The execution, delivery and performance by the Company of this Agreement, the performance by the Company of its obligations hereunder, and (in the case of the opinion provided at the Closing Date) the issuance and delivery by the Company of the Exchange Securities pursuant to the Exchange Offer and the consummation of the Exchange Offer, have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company;

            (vi) Each document incorporated by reference in the Prospectus, as originally filed pursuant to the Exchange Act, when so filed complied as to form in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder. In this paragraph, references to the documents incorporated by reference do not include references to any of the following, as to which such counsel has not been asked to comment, which the Prospectus contains or incorporates by reference or omits: (a) the financial statements, including the notes and schedules, if any thereto or the auditor's reports on the audited portions thereof, (b) the other accounting, financial and statistical data, and (c) the exhibits thereto;

            (vii) The Company is not and, after giving effect to the Exchange Offer, will not be an "investment company" as defined in the Investment Company Act;

            (viii) Although the discussion set forth in the Prospectus under the heading "Material United States Federal Income Tax Consequences" does not purport to discuss all possible United States Federal income tax consequences of the purchase, ownership, and disposition of the Exchange Securities, in such counsel's opinion, such discussion constitutes, in all material respects, a fair and accurate summary of the United States Federal income tax consequences of the Exchange Offer, the ownership of the Exchange Securities and the disposition of Exchange Securities by the holders addressed therein, based upon current law and subject to the qualifications set forth therein;

            (ix) The Registration Statement and the Prospectus (except for the following which are contained or incorporated by reference in or omitted from the Registration Statement and the Prospectus: (A) the financial statements, including the notes and schedules, if any thereto or the auditor's reports on the audited portions thereof, (B) the other accounting, financial and statistical data, and (C) the exhibits thereto, as to which we have not been asked to comment) comply as to form in all material respects with the applicable requirements of the Securities Act and the applicable rules and regulations promulgated under the Securities Act;

            (x) The Schedule TO (except for the following which are contained or incorporated by reference in or omitted from the Schedule TO: (A) the financial statements, including the notes and schedules, if any thereto or the auditor's reports on the audited portions thereof, (B) the other accounting, financial and statistical data, and (C) the exhibits thereto, as to which we have not been asked to comment) complies as to form in all material respects with the applicable requirements of Section 13(e) of the Exchange Act and the applicable rules and regulations promulgated under
      Section 13(e) of the Exchange Act.

            In addition, such counsel shall state that such counsel have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Dealer Manager, at which contents of the Registration Statement and related matters were discussed. Although such counsel have not undertaken to determine independently, and do not assume any responsibility for, the accuracy, completeness or fairness of statements contained in the Registration Statement or any of the documents incorporated by reference in the Registration Statement (except to the extent set forth in paragraphs (i) and (ii) (in the case of the opinion provided at the Closing Date) and (viii) above), such counsel advises the Dealer Manager that, on the basis of the foregoing, no facts have come to the attention of such counsel that lead them to believe (i) that the Registration Statement, at the time the Registration Statement became effective, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading or (ii) that the Prospectus and the Schedule TO, as of the Commencement Date, or the Closing Date, as the case may be, contained or contains any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. In this paragraph, references to the Registration Statement and the Prospectus and Schedule TO do not include references to any of the following, as to which such counsel has not been asked to comment, which the Registration Statement, Prospectus or Schedule TO contain or incorporate by reference or omits: (a) the financial statements, including the notes and schedules, if any thereto or the auditor's reports on the audited portions thereof, (b) the other accounting, financial and statistical data, and
(c) the exhibits thereto.

      (e) On the Closing Date, the Dealer Manager shall have received the opinion of Dewey Ballantine LLP, counsel for the Dealer Manager, with respect to such matters as the Dealer Manager may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

      (f) On the Closing Date, the Dealer Manager shall have received a letter, dated the Closing Date, from Deloitte & Touche LLP, independent auditors of the Company, substantially in the form heretofore supplied and deemed satisfactory by the Dealer Manager.

      The Company will furnish the Dealer Manager with such conformed copies of the opinions, certificates, letters and documents required herewith as the Dealer Manager reasonably requests.

      10. Covenants of the Company. The Company covenants and agrees with the Dealer Manager:

      (a) To use its reasonable best efforts to cause the Registration Statement to remain effective, and any post-effective amendment thereof, to become effective as soon as possible but no later than the expiration date of the Exchange Offer; to use its reasonable best efforts to cause any abbreviated registration statement pursuant to Rule 462(b) of the Securities Act as may be required subsequent to the date the Registration Statement became effective to become effective as promptly as possible; to promptly advise the Dealer Manager in writing (i) of the receipt of any comments from the Commission relating to the Exchange Offer, (ii) when any post-effective amendment to the Registration Statement or any abbreviated Registration Statement shall have become effective, or any supplement to the Prospectus or any amended Prospectus or any amended or additional Exchange Offer Materials shall have been filed, (iii) of any request by the Commission to amend the Registration Statement or amend or supplement the Prospectus or the other Exchange Offer Materials or for additional information relating to the Exchange Offer and (iv) of (A) the issuance by the Commission of any stop order refusing or suspending the use of any of the Exchange Offer Materials or any qualification of the Exchange Securities for offering or sale in connection with the Exchange Offer in any jurisdiction, (B) the institution or threatening by the Commission of any proceedings for any of such purposes,
(C) the occurrence of any event which would cause the Company to withdraw, rescind, terminate or modify the Exchange Offer or would permit the Company to exercise any right not to accept Exchange Securities tendered pursuant to the Exchange Offer, or (D) the institution by the NYSE of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or the threatening or initiation by the NYSE of any proceedings for any such purposes. The Company will use its reasonable efforts to prevent the issuance of any such stop order, the issuance of any order preventing or suspending such use and the suspension of any such qualification and, if any such order is issued or qualification suspended, to obtain the lifting of such order or suspension at the earliest practicable time.

      (b) To comply with the Securities Act, the Exchange Act and the Trust Indenture Act in connection with the Exchange Offer, the Exchange Offer Materials and the transactions contemplated hereby and thereby, as applicable. If, at any time when the Prospectus is required by the Securities Act or the Exchange Act to be delivered in connection with the Exchange Offer, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of both counsel for the Dealer Manager and counsel for the Company, to amend the Registration Statement or amend or supplement the Prospectus or any other Exchange Offer Materials in order that the Prospectus or such other Exchange Offer Materials will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements in the Prospectus or such other Exchange Offer Materials, in the light of the circumstances under which they were made, not misleading or if, in the reasonable opinion of both such counsel, it shall be necessary to amend the Registration Statement or amend or supplement the Prospectus or any other Exchange Offer Materials to comply with the requirements of the Securities Act or Exchange Act, the Company will promptly prepare, file with the Commission, subject to Section 4(b) hereof, and furnish, at its own expense, to the Dealer Manager and to the dealers (whose names and addresses will be furnished to the Company by the Dealer Manager) to which Existing Securities may have been tendered for exchange, such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Prospectus or such other Exchange Offer Materials comply with such requirements.

      (c) During the period beginning on the date hereof and ending on such date as in the opinion of counsel for the Dealer Manager the Prospectus is no longer required by law to be delivered in connection with the Exchange Offer, the Company will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

      (d) To cooperate with the Dealer Manager and Dealer Manager's counsel to qualify or register the Exchange Securities for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial Securities laws of those jurisdictions reasonably designated by the Dealer Manager; to comply with such laws and continue such qualifications, registrations and exemptions in effect so long as required for the consummation of the Exchange Offer; and in each jurisdiction in which the Exchange Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement; provided that the Company shall not be required to qualify as a foreign corporation or to take any action that would subject the Company to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation.

      (e) To use its reasonable best efforts to advise or cause the Exchange Agent to advise the Dealer Manager at 5:00 P.M., New York City time, or promptly thereafter, daily, by telephone, facsimile transmission or electronic transmission, with respect to Existing Securities tendered as follows: (i) the aggregate amount of Existing Securities tendered and represented by certificates physically held by the Exchange Agent or confirmations of receipt of book-entry transfer of Exchange Securities on such day; and (ii) the amount of Existing Securities withdrawn on such day.

      11. Indemnification and Contribution.

      (a) The Company agrees to indemnify and hold harmless the Dealer Manager, and each person, if any, who controls the Dealer Manager within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, liabilities or expenses (including the reasonable cost of investigating and defending against any claims therefor and counsel fees incurred in connection therewith as such expenses are incurred), joint or several, which may be based upon either the Securities Act, or the Exchange Act, or any other statute or at common law, (i) relating to the withdrawal, rescission or modification of or a failure to make or consummate the Exchange Offer by the Company; or (ii) relating to any act or failure to act or any alleged act or failure to act by the Dealer Manager in connection with, or relating in any manner to, the Exchange Securities or the Exchange Offer and which is included as part of or referred to in any losses, claims, damages, liabilities or actions arising out of or based upon any matter covered in (iii) below (provided that the Company shall not be liable under this clause (ii) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such losses, claims, damages, liabilities or actions resulted directly from any such acts or failures to act undertaken or omitted to be taken by the Dealer Manager through its bad faith, gross negligence or willful misconduct); or (iii) on the ground or alleged ground that the Registration Statement, the Schedule TO, the Prospectus or any Exchange Offer Materials (or any such document, as from time to time amended, or deemed to be amended, supplemented or modified), includes or allegedly includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company by the Dealer Manager specifically for use in the preparation thereof; provided, that in no case is the Company to be liable with respect to any claims made against the Dealer Manager or any such controlling person unless the Dealer Manager or such controlling person shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Dealer Manager or such controlling person, but failure to notify the Company of any such claim shall not relieve it from any liability which it may have to the Dealer Manager or such controlling person otherwise than on account of the indemnity agreement contained in this paragraph.

            The Company will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if the Company elects to assume the defense, such defense shall be conducted by counsel chosen by it. In the event that the Company elects to assume the defense of any such suit and retains such counsel, the Dealer Manager or controlling person or persons, defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless (i) the Company shall have specifically authorized the retaining of such counsel or (ii) the parties to such suit include the Dealer Manager or controlling person or persons and the Dealer Manager or controlling person or persons have been advised by such counsel that one or more legal defenses may be available to it or them which may not be available to the Company, in which case the Company shall not be entitled to assume the defense of such suit on behalf of the Dealer Manager or controlling person or persons, notwithstanding its obligation to bear the reasonable fees and expenses of such counsel, it being understood, however, that the Company shall not, in connection with any one such suit or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the Dealer Manager and its controlling persons, which firm shall be designated in writing by the Dealer Manager. The Company shall not be liable to indemnify any person for any settlement of any such claim effected without the Company's prior written consent. This indemnity agreement will be in addition to any liability which the Company might otherwise have.

      (b) The Dealer Manager agrees to indemnify and hold harmless the Company, each of the Company's directors and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, liabilities or expenses (including the reasonable cost of investigating and defending against any claims therefor and counsel fees incurred in connection therewith as such expenses are incurred), joint or several, which may be based upon the Securities Act, the Exchange Act or any other statute or at common law, on the ground or alleged ground that the Registration Statement, the Schedule TO, the Prospectus or any Exchange Offer Materials (or any such document, as from time to time amended, or deemed to be amended, supplemented or modified) includes or allegedly includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company by the Dealer Manager specifically for use in the preparation thereof; provided that in no case is the Dealer Manager to be liable with respect to any claims made against the Company or any such director, officer, trustee or controlling person unless the Company or any such director, officer, trustee or controlling person shall have notified the Dealer Manager in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Company or any such director, officer, trustee or controlling person, but failure to notify the Dealer Manager of any such claim shall not relieve it from any liability which it may have to the Company or any such director, officer, trustee or controlling person otherwise than on account of the indemnity agreement contained in this paragraph.

            The Dealer Manager will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if the Dealer Manager elects to assume the defense, such defense shall be conducted by counsel chosen by it. In the event that the Dealer Manager elects to assume the defense of any such suit and retain such counsel, the Company or such director, officer, trustee or controlling person, defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless (i) the Dealer Manager shall have specifically authorized the retaining of such counsel or (ii) the parties to such suit include the Company or any such director, officer, trustee or controlling person and the Dealer Manager and the Company or such director, officer, trustee or controlling person have been advised by such counsel that one or more legal defenses may be available to it or them which may not be available to the Dealer Manager, in which case the Dealer Manager shall not be entitled to assume the defense of such suit on behalf of the Company or such director, officer, trustee or controlling person, notwithstanding its obligation to bear the reasonable fees and expenses of such counsel, it being understood, however, that the Dealer Manager shall not, in connection with any one such suit or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all of the Company and any such director, officer, trustee or controlling person, which firm shall be designated in writing by the Company. The Dealer Manager shall not be liable to indemnify any person for any settlement of any such claim effected without such the Dealer Manager's prior written consent. This indemnity agreement will be in addition to any liability which the Dealer Manager might otherwise have.

      (c) (i) If the indemnification provided for in this Section 11 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Dealer Manager on the other from the Exchange Offer or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Dealer Manager on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Dealer Manager on the other in connection with the Exchange Offer shall be deemed to be in the same respective proportions as the maximum aggregate principal amount of the Exchange Securities issuable pursuant to the Exchange Offer bears to the maximum compensation payable to the Dealer Manager pursuant to this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Dealer Manager and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (c) shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (c). Notwithstanding the provisions of this subsection (c), the Dealer Manager shall not be required to contribute any amount in excess of the compensation, if any, received by the Dealer Manager in connection with the Exchange Offer pursuant to this Agreement.

      (d) No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 11(d), each officer and employee of the Dealer Manager and each person, if any, who controls the Dealer Manager within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Dealer Manager, and each director of the Company, each officer of the Company who signed the Registration Statement and the Schedule TO, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

      12. Termination of this Agreement. (a) This Agreement shall terminate upon the earliest to occur of (i) the expiration date of the Exchange Offer, (ii) the date on which the Dealer Manager shall give the Company notice that any of the conditions specified in Section 9 has not been fulfilled as of any date such condition is required to be fulfilled pursuant to Section 9, (iii) the date on which the Company terminates or withdraws the Exchange Offer for any reason, or
(iv) the date of the withdrawal of the Dealer Manager pursuant to Section 5 hereof.

            (b) Notwithstanding termination of this Agreement pursuant to subsection (a) above, the obligations of the parties pursuant to Sections 6, 7 and 11 shall survive any termination of this Agreement.

      13. Survival of Indemnities, Representations, Warranties, etc. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Dealer Manager, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Dealer Manager or any controlling person of the Dealer Manager, or the Company, or any officer or director or controlling person of the Company, and shall survive the consummation of the Exchange Offer.

      14. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and (i) if to the Dealer Manager shall be delivered or sent by mail, telex or facsimile transmission to Banc of America Securities LLC, 9 West 57th Street, New York, New York 10019, Attn: Eric Hambleton, Esq. (facsimile number: 212-583-8457); and (ii) if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the Company in care of CenterPoint Energy, Inc.: 1111 Louisiana Avenue, Houston, TX 77002, Attention:
Rufus Scott, Esq. (facsimile number: 713-207-0490). Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

      15. Successors. This Agreement shall inure to the benefit of and be binding upon the Dealer Manager and the Company and their respective successors and the directors, trustees, officers and controlling persons referred to in
Section 11 of this Agreement. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be, and being, for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the person or persons, if any, who control the Dealer Manager within the meaning of the Securities Act or the Exchange Act, and the representations, warranties, covenants, agreements and indemnities of the Dealer Manager shall also be for the benefit of each director of the Company and the person or persons, if any, who control the Company within the meaning of the Securities Act.

      16. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof.

      17. Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

      18. Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or any other rapid transmission device designed to produce a written record of the communication transmitted shall be as effective as delivery of a manually executed counterpart thereof.

      If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                                                 Very truly yours,
                                                 CENTERPOINT ENERGY, INC.

                                                 By: ___________________________
                                                     Name:
                                                     Title:

      The foregoing Dealer Manager Agreement is hereby confirmed and accepted by the Dealer Manager in New York, New York as of the date first above written.

Accepted and agreed as of the date
first above written:

BANC OF AMERICA SECURITIES LLC

By: __________________________
    Name:
    Title: